UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 5, 2006 (September 30, 2006)

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective September 30, 2006, Owens & Minor, Inc. (the “Company”) and Owens & Minor Distribution, Inc., a wholly owned subsidiary of the Company (“O&M Distribution”), completed the acquisition of certain assets, including inventory and fixed assets, and the assumption of certain liabilities and contracts related to the acute-care medical and surgical supply distribution business (the “Transaction”) of McKesson Medical-Surgical Inc. (the “Seller”), a wholly owned subsidiary of McKesson Corporation (“McKesson”), for approximately $165 million in cash (the “Purchase Price”). The Transaction was completed in accordance with the terms of the Asset Purchase and Sale Agreement, dated as of July 10, 2006 (the “Purchase Agreement”), among the Company, O&M Distribution, McKesson and the Seller.

The Purchase Agreement provides for an initial closing, which occurred on September 30, 2006, and several delayed closings to facilitate the transition of the acquired business and related facilities to O&M Distribution. At each of the delayed closings, the Purchase Price will be increased or decreased based on the Seller’s actual inventory on hand at the time of each closing. Generally, in the event that the Seller’s inventory at the time of the applicable closing exceeds the inventory used to calculate the Purchase Price, O&M Distribution will pay to the Seller an amount equal to such excess; in the event that the Seller’s inventory at the time of such closing is less than the inventory used to calculate the Purchase Price, the Seller will pay to O&M Distribution an amount equal to such deficiency.

A copy of the Purchase Agreement is included as Exhibit 2.1 hereto and is incorporated herein by reference.

Section 8 — Other Events

Item 8.01. Other Events.

On October 2, 2006, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item shall be filed by amendment to this Current Report on Form 8-K within 71 calendar days after October 5, 2006, the date by which this Current Report must be filed.

(b) Pro Forma Financial Information.

The financial statements required by this item shall be filed by amendment to this Current Report on Form 8-K within 71 calendar days after October 5, 2006, the date by which this Current Report must be filed.

(c) Exhibits.

2.1	Asset Purchase and Sale Agreement, dated as of July 10, 2006, among Owens & Minor Distribution, Inc., Owens and Minor, Inc., McKesson Medical-Surgical Inc. and McKesson Corporation (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-9810) filed on July 14, 2006).

99.1	Press Release issued by the Company on October 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006

OWENS & MINOR, INC.

By:	/s/ Grace R. den Hartog
Grace R. den Hartog
Senior Vice President, General Counsel
& Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Asset Purchase and Sale Agreement, dated as of July 10, 2006, among Owens & Minor Distribution, Inc., Owens and Minor, Inc., McKesson Medical-Surgical Inc. and McKesson Corporation (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-9810) filed on July 14, 2006).

99.1	Press Release issued by the Company on October 2, 2006.